Exhibit 15.4

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-13270, 333-11220, 333-1946, 333-10794, 333-113552 and 333-132221) of Magic Software Enterprises Ltd., of our report dated January 21, 2005 with respect to the financial statements of Magic Software Japan K.K. as of December 31, 2003 and 2004 and for the two years ended December 31, 2004, which report appears in the Annual Report on Form 20-F of Magic Software Enterprises Ltd. for the year ended December 31, 2005.

/s/ ASG Audit Corporation

ASG Audit Corporation

Registered Auditors

Tokyo, Japan

April 3, 2006